                                                                   EXHIBIT 5.1






                                        May 6, 1997

Board of Directors
SFX Broadcasting, Inc.
150 East 58th Street, 19th Floor
New York, New York 10155

         RE:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         On May 6, 1997, SFX Broadcasting, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration by the Company of an aggregate of 1,450,000 shares of Class A Common Stock, par value $.01 per share (the "Shares"), issuable upon exercise of stock options granted under the Company's 1993, 1994, 1995, 1996, and 1997 Stock Option Plans (collectively, the "Plans"). We have acted as Counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In this regard, we have examined originals or copies authenticated to our satisfaction of the Company's Restated Certificate of Incorporation, as amended, the Company's Bylaws, as amended, and the Company's records of corporate proceedings. In addition, we have made such other examinations of law and fact as we have considered necessary in order to form a basis for the opinions hereinafter expressed. In such examination we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

         Based upon the foregoing, we are of the opinion that the Shares to be issued in accordance with the terms of the Plans have been duly and validly authorized for issuance or sale, and, when issued and paid for as described in the Plans, will be duly and validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,


                                        /s/ Baker & McKenzie
                                        -----------------------------------
                                        BAKER & McKENZIE


HMB/NTD/GFB